Exhibit 99.1

FOR IMMEDIATE RELEASE

Vaxart Appoints Retired Vice Admiral Raquel C. Bono, M.D., to Board of Directors

Board-certified surgeon and former Director of the Defense Health Agency brings extensive leadership, public health and governance experience

SOUTH SAN FRANCISCO, Calif., Oct. 19, 2026 — Vaxart, Inc. (OTCQB: VXRT) (the “Company” or “Vaxart”), a clinical-stage biotechnology company developing a portfolio of oral recombinant vaccines based on its proprietary delivery platform, today announced the appointment of Raquel “Rocky” C. Bono, M.D., Vice Admiral, U.S. Navy (Ret.), to its Board of Directors.

Dr. Bono was appointed pursuant to the cooperation agreement Vaxart entered into with a group of its stockholders in July 2026. She will serve as Chair of the Stockholder Engagement Committee and as a member of the Nominating and Governance Committee and the Clinical and Regulatory Affairs Committee.

Dr. Bono is a nationally recognized healthcare executive and physician leader with extensive experience across the healthcare, government and technology sectors. A board-certified trauma surgeon, Dr. Bono previously served as Director of the Defense Health Agency, where she led a $50 billion integrated global healthcare system serving 9.5 million beneficiaries. Dr. Bono currently serves as Managing Partner of NAVA Edge LLC, where she advises complex organizations navigating periods of transformation, and on the board of directors of Humana Inc. (NYSE: HUM). During the COVID-19 pandemic, she served as Director of Washington State’s Pandemic Health System Response, coordinating statewide healthcare readiness and response efforts, and subsequently as Chief Health Officer of Viking Cruises (NYSE: VIK). Dr. Bono earned her B.A. from the University of Texas at Austin, her M.D. from Texas Tech University Health Sciences Center and her M.B.A. from Washington State University.

“We are pleased to welcome Dr. Bono to the Vaxart Board,” said W. Mark Watson, Lead Independent Director of the Board. “Her expertise at the intersection of medicine, public health and policy brings a unique perspective that will be important as we continue to advance our differentiated oral vaccine platform. Vaxart is making progress toward a series of value-inflection milestones with the potential to redefine vaccine delivery and immune responses. We look forward to working with Rocky to realize the full potential of the Vaxart platform for the benefit of all stockholders.”

“Vaxart has an opportunity to transform the future of vaccines, and I am excited to join the Board at such a pivotal time for the Company,” said Dr. Bono. “As I’ve gotten to know my fellow directors, I have been impressed by the Board’s commitment to Vaxart and the thoughtful work underway to position the Company for success. I look forward to building on that work, engaging with Vaxart’s stockholders to hear their perspectives, and helping Vaxart achieve its long-term goals.”

About Vaxart
Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release, including statements in the quotations attributed to Mr. Watson and Dr. Bono, regarding Vaxart’s strategy, prospects, plans and objectives, results from preclinical and clinical trials, commercialization agreements and licenses, and beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “anticipate,” “plan,” "target," "seek," "intend," "may," "predict," "project," "would," and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to achieve anticipated value-inflection milestones; the potential of Vaxart’s oral vaccine platform to improve vaccine delivery and immune responses and to develop improved vaccines; the suitability of Vaxart’s platform to deliver recombinant vaccines and to develop oral versions of currently marketed vaccines; Vaxart’s ability to raise capital pursuant to the purchase agreement with Lincoln Park Capital Fund, LLC; Vaxart’s ability to develop and commercialize its product candidates, including its vaccine booster products; Vaxart’s expectations regarding clinical results and trial data, and the timing of receiving and reporting such clinical results and trial data; Vaxart’s expected timing for future clinical trials; Vaxart’s expectations with respect to the effectiveness of its product candidates; expectations regarding collaborations, including the Dynavax collaboration; and Vaxart’s cash runway and anticipated funding needs. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which Vaxart operates as well as management’s current beliefs and assumptions. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement, and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates, and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that Vaxart may not achieve anticipated development milestones on expected timelines or at all, or that achieving such milestones may not increase stockholder value; the risk that Vaxart’s oral vaccine candidates may not demonstrate improved immune responses, room-temperature stability or other anticipated advantages relative to existing vaccines; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart or its partners may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s or its partners’ control; difficulties in production, particularly in scaling up initial production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel or key raw materials, and compliance with strictly enforced federal, state, and foreign regulations; that Vaxart may not be able to obtain, maintain, and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to resolve pending legal matters; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks and uncertainties described in the “Risk Factors” sections of Vaxart’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this press release. Vaxart undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Contact
Vaxart Media and Investor Relations:
FINN Partners
IR@vaxart.com